Exhibit: 10.26
FOURTH LOAN MODIFICATION AGREEMENT
(Exim)
This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 20, 2012, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”), and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company, with its principal place of business at 25 Sagamore Park Road, Hudson, New Hampshire 03051 (“Spire Semiconductor”) (Spire Corporation, Spire Solar, Spire Biomedical, and Spire Semiconductor are jointly and severally, individually and collectively, “Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Amended and Restated Export-Import Bank Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement (Exim) dated as of June 15, 2010, as further amended by a certain Second Loan Modification Agreement (Exim) dated as of November 8, 2011, and as further amended by a certain Third Loan Modification Agreement (Exim) dated as of December 30, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(i) thereof:
“In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding hereunder and Advances (as defined in the Domestic Agreement) outstanding under the Domestic Agreement may not exceed Six Million Dollars ($6,000,000.00) at any time, and (ii) the aggregate amount of Advances outstanding hereunder at any time may not exceed Four Million Dollars ($4,000,000.00).”
and inserting in lieu thereof the following:
“In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding hereunder and Advances (as defined in the Domestic Agreement) outstanding under the Domestic Agreement may not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) at any time, and (ii) the aggregate amount of Advances outstanding hereunder at any time may not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00).”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(ii) thereof:
“Notwithstanding any terms in this Exim Agreement to the contrary, the aggregate principal amount of Exim Inventory Advances outstanding hereunder shall not exceed the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (B) sixty percent (60.0%) of the aggregate principal amount of all Advances outstanding hereunder at any time.”
and inserting in lieu thereof the following:

“Notwithstanding any terms in this Exim Agreement to the contrary, the aggregate principal amount of Exim Inventory Advances outstanding hereunder shall not exceed the lesser of (A) Nine Hundred Thousand Dollars ($900,000.00), and (B) sixty percent (60.0%) of the aggregate principal amount of all Advances outstanding hereunder at any time.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:
“If this Exim Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, and at the time of such termination the Domestic Agreement has been terminated or matured, Borrower shall pay to Bank a termination fee in an amount equal to Sixty Thousand Dollars ($60,000.00) (the “Early Termination Fee”).”
and inserting in lieu thereof the following:
“If this Exim Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, and at the time of such termination the Domestic Agreement has been terminated or matured, Borrower shall pay to Bank a termination fee in an amount equal to Fifteen Thousand Dollars ($15,000.00) (the “Early Termination Fee”).”

4	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Advance Rate” in Section 13.1 thereof:
“(b) with respect to Exim Inventory Placeholder Invoices, (i) when Borrower is not Streamline Facility Eligible, twenty five percent (25.0%), and (ii) when Borrower is Streamline Facility Eligible, fifty percent (50.0%), in each case net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1.”
and inserting in lieu thereof the following:
“(b) with respect to Exim Inventory Placeholder Invoices, twenty five percent (25.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1.”

5	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Facility Amount” is Eleven Million Seven Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($11,733,333.33).”
“    “Maturity Date” is December 29, 2012.”
“    “Minimum Finance Charge” is Four Thousand Dollars ($4,000.00).”
“    “Streamline Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that: Borrower (i) had Liquidity of at least Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) at all times during the applicable Testing Month, and (ii) has Liquidity of at least Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) on such day.”
and inserting in lieu thereof the following:
“    “Facility Amount” is Four Million Four Hundred Thousand Dollars ($4,400,000.00).”
“    “Maturity Date” is June 29, 2013.”

“    “Minimum Finance Charge” is Two Thousand Dollars ($2,000.00).”
“    “Streamline Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that: Borrower (i) had Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the applicable Testing Month, and (ii) has Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) on such day.”

6	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.
4.FEES. Borrower shall pay to Bank a modification fee equal to Seven Thousand Six Hundred Dollars ($7,600.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.RATIFICATION OF PERFECTION CERTIFICATES.
(a)    Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Corporation to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(b)    Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Solar to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(c)    Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Biomedical to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(d)    Spire Semiconductor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Semiconductor to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Semiconductor provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8.NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SPIRE CORPORATION
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

SPIRE SOLAR, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

SPIRE BIOMEDICAL,INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

SPIRE SEMICONDUCTOR, LLC
By:	Spire Corporation, a Massachusetts corporation,
its sole Member and Manager
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

BANK:
SILICON VALLEY BANK
By:	/s/ Kate Leland
Name:	Kate Leland
Title:	Vice President

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC., SPIRE BIOMEDICAL, INC. and SPIRE SEMICONDUCTOR, LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Amended and Restated Export-Import Bank Loan and Security Agreement (as amended, the “Exim Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in the Exim Agreement):

Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

Each Financed Receivable is an Eligible Foreign Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral;

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be;

All sales and other transactions underlying or giving rise to each Financed Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations; and

To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower's Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Compliance Certificate complies with the representations and warranties set forth in the Exim Agreement and the Borrower Agreement dated December 20, 2012, as may be amended, modified, restated, replaced or supplemented from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50.0%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

All other representations and warranties in the Exim Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Streamline Facility Eligibility

Required        Actual        Eligible

Liquidity            >$2,500,000         $_____        Yes No

Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.
SPIRE SEMICONDUCTOR, LLC

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Signature
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Title
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Date